Calculation of Filing Fee Tables
N-2
BLACKROCK Ltd DURATION INCOME TRUST
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest, $0.001 par value	Other	5,012,816	$ 14.12	$ 69,780,961.92	0.0001531	$ 10,683.47
Fees to be Paid	2	Other	Rights to Purchase Common Shares of Beneficial Interest	Other				0.0001531	$ 0.00
Fees Previously Paid	4	Equity	Common Shares of Beneficial Interest, $0.001 par value	457(o)			$ 1,000,000.00		$ 153.10
Fees Previously Paid	5	Other	Rights to Purchase Common Shares of Beneficial Interest	Other					$ 0.00
Carry Forward Securities
Carry Forward Securities	3	Equity	Common Shares of Beneficial Interest, $0.001 par value	415(a)(6)	6,987,184		$ 95,724,420.80			N-2	333-262366	05/17/2022	$ 8,873.65
			Total Offering Amounts:				$ 166,505,382.72		$ 10,836.57
			Total Fees Previously Paid:						$ 153.10
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,683.47
Offering Note
[1]	(1) The Registrant is relying on Rule 457(c) under the Securities Act of 1933 ("Securities Act") to calculate the registration fee. The Maximum Aggregate Offering Price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the shares of common shares of beneficial interest on July 25, 2025, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement. (2) Maximum Aggregate Offering Price is estimated at $70,780,961.92. See note (1) above. Amounts shown under "Maximum Aggregate Offering Price" and "Amount of Registration Fee" reflect $153.10 previously paid to register $1,000,000 of Common Shares, plus $10,683.47 to register the additional $69,780,961.92 of Common Shares registered hereby.

[2]	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of beneficial interest, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

[3]	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 6,987,184 of unsold shares of common shares of beneficial interest (the "Unsold Carryforward Shares") that were previously registered for sale under the Registrant's prior registration statement on Form N-2/A (File No. 333-262366) effective March 22, 2022 (the "Prior Registration Statement"). The Registrant previously paid filing fees of $8,873.65 in connection with such Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Carryforward Shares will continue to be applied to such Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Carryforward Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

[4]	The Registrant previously paid $153.10 in connection with the filing of the Registrant's Registration Statement on Form N-2 (File No. 333-286028) with the Securities and Exchange Commission on March 21, 2025.

[5]	See Offering Note 2.